UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas, 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Second Amendment to Receivables-Based Credit Agreement

On June 12, 2025, Clear Channel Outdoor Holdings, Inc. (the “Company”) entered into a second amendment (the “Receivables-Based Credit Agreement Amendment”) to the Company’s receivables-based credit agreement, dated as of August 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Receivables-Based Credit Agreement”), with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the other borrowers party thereto, the several lenders from time to time party thereto and each other party thereto. The Receivables-Based Credit Agreement governs the Company’s receivables-based facility (the “Receivables-Based Credit Facility”).

Pursuant to the Receivables-Based Credit Agreement Amendment, among other things: (i) the maturity date of the Receivables-Based Credit Facility was extended to June 12, 2030; (ii) the revolving credit commitments were increased from $175,000,000 to $200,000,000; and (iii) the borrowing base was revised to expand eligible accounts thereunder.

Sixth Amendment to Credit Agreement

Concurrently with the entry into the Receivables-Based Credit Agreement Amendment, on June 12, 2025, the Company entered into a sixth amendment (the “Credit Agreement Amendment” and, together with the Receivables-Based Credit Agreement Amendment, the “Amendments”) to the Company’s credit agreement, dated as of August 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the several lenders from time to time party thereto and each other party thereto. The Credit Agreement governs the Company’s revolving credit facility (the “Revolving Credit Facility”) and term loan.

Pursuant to the Credit Agreement Amendment, among other things: (i) the maturity date of the Revolving Credit Facility was extended to June 12, 2030; (ii) the revolving credit commitments were reduced from $115,800,000 to $100,000,000; and (iii) the letter of credit sub-facility was reduced from $96,500,000 to $83,500,000.

The remaining terms of each of the Receivables-Based Credit Agreement and the Credit Agreement, as amended by the Receivables-Based Credit Agreement Amendment and the Credit Agreement Amendment, respectively, are substantially the same as the terms under each of the existing Receivables-Based Credit Agreement and Credit Agreement, including with respect to events of default and loan acceleration.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the full texts of the Receivables-Based Credit Agreement Amendment and the Credit Agreement Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 12, 2025, the Company issued a press release announcing the closing of the Amendments.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Receivables-Based Credit Agreement, dated as of June 12, 2025, among Clear Channel Outdoor Holdings, Inc., the other borrowers party thereto, the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent and each other party thereto (including Annex A, which is a conformed copy of the Receivables-Based Credit Agreement).

10.2	Sixth Amendment to Credit Agreement, dated as of June 12, 2025, among Clear Channel Outdoor Holdings, Inc., the revolving credit lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent and each other party thereto (including Annex A, which is a conformed copy of the Credit Agreement).

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on June 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: June 12, 2025	By:	/s/ David J. Sailer
David J. Sailer
Executive Vice President, Chief Financial Officer and Assistant Secretary